UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) October 7, 2004
                                                 -------------------------------

                                Viasystems, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      333-29727            43-177252
--------------------------------------------------------------------------------
  (State or Other Jurisdiction         (Commission          (IRS Employer
       of Incorporation)               File Number)        Identification No.)


         101 South Hanley Road, St. Louis MO                      63105
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code (314) 727-2087
                                                   -----------------------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.      OTHER EVENTS.

                On October 8, 2004, Viasystems, Inc.'s parent company, Viasystems Group, Inc., issued a press release announcing that it had received gross proceeds of approximately $50 million for an aggregate of 5,555,555 shares of its common stock purchased pursuant to a rights offering and a standby commitment agreement with certain Viasystems Group stockholders to purchase shares not subscribed for in the rights offering. Net proceeds of the offering will be applied in the expansion of Viasystems' printed circuit board operations in China. A copy of Viasystems Group, Inc.'s press release is attached hereto as
Exhibit 99.1.



ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

                (c) Exhibits.

                 99.1      Press Release dated October 8, 2004.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VIASYSTEMS, INC.


Date:  October 8, 2004                By:  /s/ David J. Webster
                                           -------------------------------------
                                           Name:   David J. Webster
                                           Title:  Chief Administrative Officer

                                  EXHIBIT INDEX

     EXHIBIT                       DESCRIPTION
     -------                       -----------


       99.1                Press Release, dated October 8, 2004